EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Network Appliance, Inc. and management’s report on the effectiveness of internal control over financial reporting dated July 11, 2006, appearing in the Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 30, 2006.
/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
San Jose, California
October 27, 2006